                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WHIRLPOOL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                                     LOGO

                             WHIRLPOOL CORPORATION

                                                    Administrative Center
                                                         2000 N. M-63
                                                Benton Harbor, Michigan 49022-
                                                             2692

To Our Stockholders:

It is my pleasure to invite you to attend the 1998 Whirlpool Corporation Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998, at 9:30 A.M., Chicago time, at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois.

The formal notice of the meeting follows on the next page. At the meeting, stockholders will vote on the election of five directors and the approval of the 1998 Omnibus Stock and Incentive Plan and will transact any other business that may properly come before the meeting. In addition, we will discuss Whirlpool's solid 1997 performance, the outlook for this year and answer your questions.

Your vote is important. We urge you to please complete and return the enclosed proxy whether or not you plan to attend the meeting. Promptly returning your proxy will be appreciated as it will save further mailing expense. You may revoke a proxy at any time prior to the proxy being voted by filing with the Secretary of the Company a written revocation, by providing a proxy with a later date, or by voting in person at the meeting. If you attend the meeting and vote in person, your proxy will not be voted.

Your vote is important and much appreciated!

LOGO

DAVID R. WHITWAM
Chairman of the Board
and Chief Executive Officer                                      March 18, 1998

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

The 1998 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois on Tuesday, April 28, 1998, at 9:30 A.M., Chicago time, for the following purposes:

  1. to elect five persons to the Company's Board of Directors;

  2. to approve the 1998 Omnibus Stock and Incentive Plan; and

  3. to transact such other business as may properly come before the meeting.

By Order of the Board of Directors

LOGO

DANIEL F. HOPP
Senior Vice President, General Counsel,
Corporate Affairs and Secretary

March 18, 1998

                               TABLE OF CONTENTS

General Information about Whirlpool Corporation                               1
General Information about this Proxy Statement                                1
The Whirlpool Board of Directors                                              2
Security Ownership                                                            5
Executive Compensation                                                        7
Stock Option Grants and Related Information                                   8
Long-Term Incentive Awards                                                    9
Retirement Benefits                                                          11
Compensation of Directors                                                    11
Human Resources Committee Report on Executive Compensation                   12
Performance Graph                                                            16
Information on Proposal 2--Approval of the 1998 Omnibus Stock and
 Incentive Plan                                                              16
Miscellaneous                                                                23
Auditors                                                                     24
Stockholder Proposals for 1999 Meeting                                       24
Exhibit A--The Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan  A-1

INFORMATION ABOUT WHIRLPOOL CORPORATION

Whirlpool is the world's leading manufacturer and marketer of major home appliances. We manufacture in 13 countries and market products in about 140 countries under major brand names such as Whirlpool, KitchenAid, Roper, Bauknecht, Ignis, Laden and Inglis. We are also the principal supplier to Sears, Roebuck and Co. of many major appliances marketed under the Kenmore brand name. We have approximately 61,000 employees worldwide. Our headquarters is located in Benton Harbor, Michigan and our address is 2000 N. M-63, Benton Harbor, Michigan 49022-2692. Our telephone number is (616) 923-5000.

PROXY STATEMENT

Our annual meeting of stockholders will be held on Tuesday, April 28, 1998 at 9:30 a.m. Chicago time at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois. You are welcome to attend.

Information about this Proxy Statement

We are sending this proxy statement and the enclosed proxy card because Whirlpool's Board of Directors is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information we are required to provide to you under the rules of the Securities and Exchange Commission. It is intended to help you in reaching a decision on voting your shares of stock. Only stockholders of record at the close of business on March 10, 1998 are entitled to vote at the meeting. There were 75,747,788 outstanding shares of common stock as of the close of business on March 9, 1998. The Company has no other voting securities. Stockholders are entitled to one vote per share on each matter. This proxy statement and the accompanying proxy form are first being mailed to stockholders on or about March 18, 1998.

Information about Voting.

Stockholders can vote their shares on matters presented at the Annual Meeting in two ways.

1. By Proxy--If you sign and return the accompanying proxy form, your shares will be voted as you direct on the proxy form. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director and FOR approval of the 1998 Omnibus Stock and Incentive Plan. You may revoke your proxy at any time before it is exercised by providing to Whirlpool's Corporate Secretary, Daniel F. Hopp, a written revocation, by providing a proxy with a later date, or by voting in person at the meeting.

2. In Person--You may come to the Annual Meeting and cast your vote there. Whirlpool's Board of Directors has adopted a policy requiring all stockholder votes to be kept permanently confidential and not disclosed except (i) when disclosure is required by law, (ii) when a stockholder expressly consents to disclosure or (iii) when there is a contested election and the proponent filing the opposition statement does not agree to abide by this policy.

Stockholders representing at least 50% of the common stock issued and outstanding must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker has no authority to do so.

The five directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. This means that the five nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote will have no effect on the outcome of the election. For a stockholder to nominate an individual for director at the meeting, the stockholder must give the Company's Secretary written notice at least 90 days in advance of the Annual Meeting of the stockholder's intent to make the nomination.

The affirmative vote of a majority of the outstanding common stock voting at the Annual Meeting will be required to approve the proposal to adopt the 1998 Omnibus Stock and Incentive Plan.

The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals covered in this proxy statement.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS


                               ----------------

NOMINEES FOR A TERM TO EXPIRE IN 2001

ROBERT A. BURNETT, 70, director and former Chairman of the Board of Meredith Corporation (publishing, television broadcasting and residential real estate marketing and franchising; retired 1992). Director of the Company since 1980 and director of ITT Corporation, ITT Industries, Inc. and Hartford Financial Services
Group, Inc.
                                                                       LOGO

                               ----------------

HERMAN CAIN, 52, Chairman of the Board of Godfather's
Pizza, Inc. and Chief Executive Officer and President,
National Restaurant Association (food service industry). Director of the Company since 1992 and director of Nabisco Holdings Corp., SUPERVALU, INC. and
UtiliCorp United, Inc.
                                                                       LOGO

                               ----------------

ALLAN D. GILMOUR, 63, former Vice Chairman of Ford
Motor Company (cars and trucks, related parts and accessories and financial services; retired 1995).
Director of the Company since 1990 and director of The
Dow Chemical Company, DTE Energy Company, The
Prudential Insurance Company of America and US WEST,
Inc.
                                                                       LOGO

                               ----------------

JANICE D. STONEY, 57, former Executive Vice President,
US WEST Communications Group, Inc. (telecommunications products and services; retired 1992). Director of the Company since 1987 (except for part of 1994 during a bid for political office) and director of Premark
International, Inc. and Guarantee Life Company.
                                                                       LOGO

                               ----------------

DAVID R. WHITWAM, 56, Chairman of the Board and Chief
Executive Officer of the Company. Director of the Company since 1985 and director of PPG Industries, Inc.
                                                                       LOGO

                               ----------------

                               ----------------

DIRECTORS WHOSE TERM EXPIRE IN 2000

GARY T. DICAMILLO, 47, Chairman of the Board and Chief
Executive Officer of Polaroid Corp. (photographic products). Director of the Company since 1997 and director of Pella Corporation and The Sheridan Group.
                                                                       LOGO

                               ----------------

KATHLEEN J. HEMPEL, 47, former Vice Chairman and Chief
Financial Officer of Fort Howard Corporation (paper products; retired 1997). Director of the Company since
1994 and director of Oshkosh Truck Corporation.
                                                                       LOGO

                               ----------------

ARNOLD G. LANGBO, 60, Chairman of the Board and Chief
Executive Officer of Kellogg Company (cereal products).
Director of the Company since 1994 and director of Johnson & Johnson.
                                                                       LOGO

                               ----------------

PHILIP L. SMITH, 64, former Chairman of the Board and
Chief Executive Officer of The Pillsbury Company
(consumer foods and beverages and other products;
retired 1987). Director of the Company since 1982 and director of Ecolab Inc. and U.S. Trust Corporation.
                                                                       LOGO

                               ----------------

DIRECTORS WHOSE TERM EXPIRE IN 1999

H. MIGUEL ETCHENIQUE, 72, Chairman of the Board and
Chief Executive Officer of Brasmotor, S.A. (a Whirlpool majority-owned subsidiary that owns Brazilian companies manufacturing home appliances and compressors).
Director of the Company since 1997 and director of Companhia Vidraria Santa Marina, S.A., a Brazilian glass manufacturing company.
                                                                       LOGO

                               ----------------

WILLIAM D. MAROHN, 57, Vice Chairman of the Company.
Director of the Company since 1992 and director of Rubbermaid, Inc.
                                                                       LOGO

                               ----------------

MILES L. MARSH, 50, Chairman of the Board and Chief
Executive Officer of Fort James Corporation (consumer paper products). Director of the Company since 1990, and director of GATX Corporation and Morgan Stanley, Dean Witter, Discover & Co.
                                                                       LOGO

                               ----------------

PAUL G. STERN, 59, Partner, Thayer Capital Partners,
L.L.P. (private investment company). Director of the Company since 1990 and director of The Dow Chemical
Company and LTV Steel Corporation.
                                                                       LOGO

                               ----------------

The directors have served their respective companies indicated above in various executive or administrative positions for at least the past five years, except for Messrs. DiCamillo, Marsh and Dr. Stern. From 1986 through 1995, Mr. DiCamillo served in various capacities at Black & Decker Corp. (household and commercial hardware products, including power tools and accessories and other products and services), including as President, Worldwide Power Tools and Accessories. Mr. Marsh was Chairman and Chief Executive Officer of Pet Incorporated ("Pet"), a producer of specialty foods, until it was acquired by The Pillsbury Company, a subsidiary of Grand Metropolitan PLC, in February 1995. Until October 1995, Mr. Marsh was employed by Pet as a special advisor on the integration of Pet with Pillsbury. Dr. Stern served as a director of and in various other capacities, including as Chairman, President and Chief Executive Officer, with Northern Telecom Limited (telecommunications equipment and integrated office systems) until July 1994. Dr. Stern served as a Special Partner of Forstmann Little & Co. from October 1993 until January 1996.

BOARD OF DIRECTORS

The Board held seven meetings during 1997. During 1997, each director, except for Mr. DiCamillo (due to preexisting Board conflicts, prior to his election to the Whirlpool Board), attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served.

The Audit Committee (Mr. Marsh (Chair), Mr. DiCamillo, Ms. Hempel, Dr. Stern and Ms. Stoney) annually recommends independent public accountants for appointment by the Board as auditors of the Company and certain of its majority-owned subsidiaries, makes recommendations to the Board on the auditing process, control systems and compliance matters and examines and makes recommendations to the Board concerning the scope of audits and audit engagements. The Audit Committee held four meetings in 1997.

The Human Resources Committee (Messrs. Burnett (Chair), Gilmour and Langbo and Ms. Stoney) determines the terms of employment of the Company's officers, determines the terms and recipients of awards under the Company's Omnibus Stock and Incentive and Performance Excellence Plans and makes recommendations to the Board with respect to the Company's compensation plans and policies. This committee held four meetings in 1997.

The Corporate Governance Committee (Messrs. Smith (Chair), Burnett, Cain and Langbo) reviews with the Chairman of the Board recommendations concerning Board committee assignments and, with input from all Board members, the effectiveness of overall governance practices and guidelines. This Committee also considers new nominees proposed for the Board and will consider individuals whose names are sent to the Committee (in care of the Chairman of the Board) by stockholders in accordance with the provisions in the Company's By-laws. This committee held two meetings in 1997.

SECURITY OWNERSHIP

The following table presents the beneficial ownership of the only persons known by the Company as of March 1, 1998 to beneficially own more than 5% of its common stock based upon statements on Schedule 13G filed by such persons with the Securities and Exchange Commission. Such persons have reported shared voting and dispositive power with respect to all such shares.

                                                  SHARES                          PERCENT
       NAME AND ADDRESS OF                     BENEFICIALLY                         OF
         BENEFICIAL OWNER                         OWNED                            CLASS
       -------------------                     ------------                       -------
Delaware Management Holdings, Inc.              3,961,090                          5.3%
One Commerce Square
2005 Market Street
Philadelphia, PA 19103
Dodge & Cox                                     4,855,578                          6.5%
35th Floor
One Sansome Street
San Francisco, CA 94104
FMR Corp.                                       4,466,765                          5.9%
82 Devonshire Street
Boston, MA 02109-3614
INVESCO PLC                                     5,300,017                          7.0%
11 Devonshire Square
London, EC2M 4YR
England
Merrill Lynch & Co., Inc.                       4,800,094                          6.4%
250 Vesey St.
World Financial Center N. Tower
New York, NY 10281-1334
Scudder, Stevens & Clark, Inc.                  4,499,236                          6.0%
Two International Plaza
Boston, MA 02110-4103

The following table reports beneficial ownership of common stock by each director, nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group, as of March 1, 1998. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct voting of such shares or to dispose or direct the disposition of such shares.

                                      SHARES    SHARES UNDER
                                   BENEFICIALLY EXERCISABLE
                                     OWNED(1)    OPTIONS(2)   TOTAL  PERCENTAGE
                                   ------------ ------------ ------- ----------
Robert A. Burnett.................     5,207        1,800      7,007      *
Herman Cain.......................     2,158        1,800      3,958      *
Gary T. DiCamillo.................       405          -0-        405      *
H. Miguel Etchenique..............       -0-          -0-        -0-      *
Jeff M. Fettig....................    25,093       60,450     85,543      *
Allan D. Gilmour..................     4,400        2,400      6,800      *
Ralph F. Hake(3)..................    18,283       56,650     74,933      *
Kathleen J. Hempel................     2,400          600      3,000      *
Ronald L. Kerber..................    33,149       59,400     92,549      *
Arnold G. Langbo..................     2,494          600      3,094      *
William D. Marohn.................    70,362      102,640    173,002      *
Miles L. Marsh....................     4,657        1,800      6,457      *
Philip L. Smith...................     3,180        3,000      6,180      *
Paul G. Stern.....................     4,000        1,800      5,800      *
Janice D. Stoney..................     2,700        3,000      5,700      *
David R. Whitwam..................   174,240      219,800    394,040      *
All directors and executive
 officers as a group
 (19 persons).....................   385,164      597,340    982,504    1.3%

--------
*  Represents less than 1% of the outstanding common stock.
(1) Does not include shares subject to currently exercisable options, which information is set forth separately in the second column. Also, does not include 1,050,092 shares (as of December 31, 1997) held by the Whirlpool Savings Trust (approximately 6,961 of which are held for the accounts of executive officers and Mr. Hake's spouse). Three individuals serve as trustees with shared voting and investment powers.

(2) Includes shares subject to options which will become exercisable within 60 days.

(3) Includes shares beneficially owned by Mr. Hake's spouse.

CERTAIN TRANSACTIONS

The Company has entered into a transaction with Banco Bradesco, a Brazilian Bank (the "Bank"), whereby it has agreed to guarantee the repayment to the Bank of a $500,000 loan (at 6% per annum) by the Bank to Paulo Periquito, Executive Vice President, Latin America. The 24 month term loan enabled Mr. Periquito to purchase stock of Brasmotor S.A. and its affiliates. Brasmotor is a majority owned Brazilian subsidiary of the Company that, in turn, owns Brazilian companies (Multibras S.A. Eletrodomesticos--a manufacturer and marketer of home appliances and Embraco S.A.--a manufacturer and marketer of compressor products). The stock serves as collateral for repayment of the loan by Mr. Periquito.

The Company has entered into a two year contract with Sabrico Viagens E Turismo S.A., a travel agency formerly controlled by Brasmotor S.A., and purchased on October 15, 1997 by a company in which Alvaro Etchenique, a son of H. Miguel Etchenique, has a 50% ownership interest. Under the agreement, Sabrico provides travel related services to the Company's Brazilian subsidiaries at competitive rates. For the period October 15, 1997 through December 31, 1997, the Company and its Brazilian subsidiaries purchased airline tickets, hotel accommodations and other travel related goods and services under this contract totaling $2,130,000.

EXECUTIVE COMPENSATION

The table below provides a summary of annual and long-term compensation for the last three years of the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    SUMMARY COMPENSATION TABLE (1995-1997)

                                                  ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                                  -------------------          -------------------------------
                                                                               AWARDS   PAYOUTS
                                                                               ------- ----------
                                                                       OTHER              LTIP     ALL OTHER
                                                                       ANNUAL  OPTIONS  PAYOUTS   COMPENSATION
      NAME            PRINCIPAL POSITION     YEAR  SALARY    BONUS    COMP.(1)   (#)     ($)(2)      ($)(3)
      ----            ------------------     ---- -------- ---------- -------- ------- ---------- ------------
David R. Whitwam   Chairman and Chief        1997 $960,000 $1,100,000     -0-  85,000  $1,397,714   $32,868
                    Executive Officer
                                             1996  925,000    475,000     -0-  70,000      81,600    17,004
                                             1995  900,000    550,000     -0-  45,000     578,493    17,004
William D. Marohn  Vice Chairman             1997  563,333    575,000     -0-  34,000     681,695     2,043
                                             1996  533,333    227,000     -0-  29,000      40,800     1,710
                   President and Chief       1995  481,250    204,600     -0-  22,000     266,636     1,548
                    Operating Officer
Ralph F. Hake      Senior Executive Vice     1997  390,125    406,000     -0-  30,000     376,552     4,301
                    President and Chief
                    Financial Officer (4)
                   Senior Executive Vice     1996  319,750    277,000     -0-  17,500      24,480     4,092
                    President, Operations
                   Executive Vice President, 1995  306,000     91,800     -0-  15,000     274,358     4,092
                    North American
                    Appliance Group
Jeff M. Fettig     Executive Vice President  1997  328,333    329,000 334,911  20,500     371,387       224
                    and President,
                    Whirlpool Europe
                                             1996  308,333    123,500 182,003  17,500      20,400       157
                                             1995  282,500    113,000 121,975  15,000     118,606       290
Ronald L. Kerber   Executive Vice President  1997  327,667    341,000     -0-  18,000     379,228     7,004
                    and Chief Technology
                    Officer
                                             1996  314,333    157,500     -0-  16,000      32,640     6,774
                                             1995  301,833    151,000     -0-  12,500     143,440     6,198

--------
(1) The amounts paid to Mr. Fettig primarily relate to reimbursement for expenses related to his foreign service. In 1997, the Company paid foreign taxes of $212,990 on his behalf, and in 1996 and 1995, the Company paid to Mr. Fettig $58,475 and $40,622 respectively to compensate him for increased living costs arising out of purchasing foreign goods and services.
(2) The amounts represent payouts under long-term, equity-based compensation programs based on the Company's financial performance as described under the caption Long-Term Incentives beginning on page 9. For 1997, the payout under the Company's long-term incentive program reflected achievement of a performance objective for 1997 under the one year award described in the text. Amounts also include dividends received on restricted stock awards issued in 1991.
(3) Amounts represent group term life insurance premiums.
(4) On December 9, 1997, Mr. Hake was elected Chief Financial Officer.

STOCK OPTION GRANTS AND RELATED INFORMATION

The table below provides information on grants of stock options during 1997 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                             OPTION GRANTS IN 1997
                       ASSUMED STOCK PRICE APPRECIATION

                                   INDIVIDUAL GRANTS IN 1997
                          -------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF                                           ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES  % OF TOTAL                             PRICE APPRECIATION FOR 10-YEAR
                          UNDERLYING   OPTIONS                                       OPTION TERM(1)
                           OPTIONS    GRANTED TO  EXERCISE       EXPIRATION ---------------------------------
          NAME             GRANTED   EMPLOYEES(2) PRICE(3)        DATE(4)   0%      5%(5)          10%(6)
          ----            ---------- ------------ --------       ---------- --      -----          ------
David R. Whitwam              85,000     6.25      $45.75         4-15-07     0 $    2,445,614 $    6,197,666
William D. Marohn             34,000     2.50       45.75         4-15-07     0        978,246      2,479,066
Ralph F. Hake                 30,000     2.20       45.75         4-15-07     0        863,158      2,187,412
Jeff M. Fettig                20,500     1.50       45.75         4-15-07     0        589,825      1,494,731
Ronald L. Kerber              18,000     1.32       45.75         4-15-07     0        517,895      1,312,447
All Optionees(7)          *1,359,400       --      *45.78 (Avg.)   * 2007           39,141,604     99,189,019
All Stockholders                 n/a      n/a         n/a             n/a       $2,827,435,680 $7,165,027,528
All Optionee Gain as a %
 of
 All Stockholder Gain                                                                     1.4%           1.4%

--------
*  1,349,400 shares granted 4/15/97 @ $45.75--expiration date 4/15/07
  5,000 shares granted 7/10/97 @ $52.19--expiration date 7/10/07
  5,000 shares granted 7/25/97 @ $48.44--expiration date 7/25/07
(1) Potential pre-tax realizable value is based on the assumption that the stock price appreciates from the exercise price at the annual rates of appreciation shown in the table over the option term (10 years). This is a theoretical value. The actual realized value depends on the market value of the Company's stock at the exercise date. All calculations are based on shares outstanding as of December 31, 1997.
(2) Based on 1,359,400 options granted to all employees in 1997.
(3) Fair market value on the date of grant.
(4) Options generally become exercisable in installments of 50% one year after the date of grant and the remaining 50% two years after the grant date, with all options becoming exercisable upon a Change in Control as defined in the stock option contract. A Change in Control is defined to include the acquisition by any person or group of 25% or more of the Company's voting securities, a change in the composition of the Board such that persons who constituted the Board on January 1, or persons who were approved by a majority of such Board members, or their successors, cease to constitute a majority of the Board, and approval by the stockholders of an acquisition or liquidation of the Company.
(5) Per share price of common stock would be $74.57 assuming no stock splits or stock dividends.
(6) Per share price of common stock would be $118.74 assuming no stock splits or stock dividends.
(7) No gain to the optionees is possible without an increase in the common stock price.

STOCK OPTION EXERCISES AND HOLDINGS

The table below provides information on shares underlying options exercisable at the end of 1997 and options exercised during 1997 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

            AGGREGATED OPTION EXERCISES AND YEAR-END VALUE FOR 1997

                                SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-
                              UNEXERCISED OPTIONS HELD  THE-MONEY OPTIONS HELD AT
           SHARES                AT FISCAL YEAR END          FISCAL YEAR END
          ACQUIRED    VALUE   ------------------------- -------------------------
 NAME    ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
 ----    ----------- -------- ----------- ------------- ----------- -------------
David
 R.
 Whitwam      -0-       -0-     177,300      136,000    $1,088,974    $965,959
William
 D.
 Marohn       -0-       -0-      85,640       55,800       395,957     389,063
Ralph
 F.
 Hake       7,000    $96,857     35,000       43,500        15,270     321,613
Jeff M.
 Fettig       500     10,974     50,200       34,000       367,645     234,622
Ronald
 L.
 Kerber       -0-       -0-      50,400       30,100       348,689     207,709

LONG-TERM INCENTIVE AWARDS

The table below provides information regarding grants of long-term incentive compensation awards in 1997 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997

                                                        ESTIMATE FUTURE
                                       PERFORMANCE     PAYOUTS UNDER NON-
                                       PERIOD FROM     STOCK PRICE BASED
                                       GRANT UNTIL          PLAN(2)
                        NUMBER OF     MATURATION OR  ----------------------
       NAME             SHARES(1)        PAYOUT      TARGET (#) MAXIMUM (#)
       ----             ---------     -------------  ---------- -----------
David R. Whitwam
 Performance shares  Cycle 1--41,839 1/1/97-12/31/97    -0-       41,839
                     Cycle 2--41,839 1/1/97-12/31/98    -0-       41,839
                     Cycle 3--41,839 1/1/97-12/31/99    -0-       41,839
William D. Marohn
 Performance shares  Cycle 1--20,375 1/1/97-12/31/97    -0-       20,375
                     Cycle 2--20,375 1/1/97-12/31/98    -0-       20,375
                     Cycle 3--20,375 1/1/97-12/31/99    -0-       20,375
Ralph F. Hake
 Performance shares  Cycle 1--11,192 1/1/97-12/31/97    -0-       11,192
                     Cycle 2--11,192 1/1/97-12/31/98    -0-       11,192
                     Cycle 3--11,192 1/1/97-12/31/99    -0-       11,192
Jeff M. Fettig
 Performance shares   Cycle 1--5,579 1/1/97-12/31/97   5,579      11,158
                      Cycle 2--5,579 1/1/97-12/31/98   5,579      11,158
                      Cycle 3--5,579 1/1/97-12/31/99   5,579      11,158
Ronald L. Kerber
 Performance shares   Cycle 1--5,509 1/1/97-12/31/97   5,509      11,018
                      Cycle 2--5,509 1/1/97-12/31/98   5,509      11,018
                      Cycle 3--5,509 1/1/97-12/31/99   5,509      11,018

--------
(1) During 1997, the Company made three awards to each participant--a one year cycle award, a two year cycle award, and a three year cycle award. Performance share awards are for a number of "contingent shares" and are based on a participant's base salary and the market price of the common stock. All awards identified in this table were made pursuant to the Company's 1996 Omnibus Stock and Incentive Plan.
(2) Final awards for Messrs. Whitwam, Marohn and Hake will be made based on the Company achieving an improvement target in the economic value added ("EVA") financial measurement for each cycle. Final awards for Messrs. Fettig and Kerber are determined by multiplying the number of contingent shares by 0% to 200% (100% is the target award amount and 200% is the maximum award amount) based on the Company meeting certain financial, customer and employee related objectives for each cycle. Future payouts, if any, will be made in common stock, cash or a combination of both, as determined by the Human Resources Committee of the Board of Directors. If all or any portion of the award is paid in cash, the amount will be determined by multiplying the final number of shares earned by the percentage of the award to be paid in cash and multiplying this calculation by the market price of the common stock at the end of the performance period. Payments may be deferred with the Committee's consent.

The Company has agreements with its executive officers that provide severance benefits if, within two years following a Change in Control, the executive officer's employment is terminated (other than by reason of death or retirement) either by the Company (other than for cause (as defined) or disability) or by the officer for good reason (as defined). Benefits include continuation of salary for at least 90 days after notification of termination of employment, severance pay equal to 2.9 times includible compensation (generally, average annual gross income from the Company for the five years preceding the Change in Control) and under certain circumstances, continued participation for up to three years in the 401(k) Plan and in retirement, insurance and other employee benefit plans. The agreements may be terminated at the end of any year upon 90 days notice, but not for 24 months after a Change in Control. A Change in Control is defined to include the acquisition by any person or group of 25% or more of the Company's voting securities, a change in the composition of the Board such that the persons who constituted the Board on January 1, 1992 (the "Incumbent Board") or persons who were approved by a majority of such Board members or their successors on the Incumbent Board cease to constitute a majority of the Board and approval by the stockholders of an acquisition or liquidation of the Company.

The Company's non-contributory defined benefit retirement plan (the "Retirement Plan") covers substantially all of its U.S. based salaried employees. Upon reaching the normal retirement age of 65, each vested participant is eligible to receive monthly installments for life equal to 2% of annual base salary, averaged over the 60 consecutive calendar months during which pay was highest out of the last 120 months completed before age 65, for each year of credited service (up to a maximum of 30 years). For participants with five or more years of service reduced benefits are payable upon early retirement or termination of employment after age 55. For five years following a Change in Control, the Company may not terminate the retirement plan or amend or merge it with another plan in a manner that would reduce benefits. If the Retirement Plan is terminated (including a termination by operation of law) during this five-year period, any assets held under the plan in excess of the amount needed to fund accrued benefits would be used to provide additional benefits to plan participants. The Company also has supplemental retirement plans that (i) provide to certain employees, including executive officers, additional benefits generally similar to those under the Retirement Plan but based upon an average of the five highest total amounts of bonuses paid from the Company's bonus plans during the ten years prior to retirement and (ii) maintain benefits at the levels set forth in the table below which are otherwise limited under the Retirement Plan by the Employment Retirement Income Security Act of 1974.

RETIREMENT BENEFITS

The following table sets forth the estimated annual pension benefits payable under the Retirement Plan and supplemental plans (as described above) upon retirement at age 65 after selected periods of service.

                     ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65*
              -----------------------------------------------------------
  COVERED     5 YEARS  10 YEARS 15 YEARS  20 YEARS   25 YEARS   30 YEARS
COMPENSATION  SERVICE  SERVICE  SERVICE   SERVICE    SERVICE    SERVICE
------------  -------- -------- -------- ---------- ---------- ----------
 $  600,000   $ 60,000 $120,000 $180,000 $  240,000 $  300,000 $  360,000
    800,000     80,000  160,000  240,000    320,000    400,000    480,000
  1,000,000    100,000  200,000  300,000    400,000    500,000    600,000
  1,200,000    120,000  240,000  360,000    480,000    600,000    720,000
  1,400,000    140,000  280,000  420,000    560,000    700,000    840,000
  1,600,000    160,000  320,000  480,000    640,000    800,000    960,000
  1,800,000    180,000  360,000  540,000    720,000    900,000  1,080,000
  2,000,000    200,000  400,000  600,000    800,000  1,000,000  1,200,000
  2,200,000    220,000  440,000  660,000    880,000  1,100,000  1,320,000
  2,400,000    240,000  480,000  720,000    960,000  1,200,000  1,440,000
  2,600,000    260,000  520,000  780,000  1,040,000  1,300,000  1,560,000

--------
* The amounts set forth in the table are on the basis of a straight life annuity and are not subject to reduction for Social Security benefits or other payments. The maximum number of years of service for which pension benefits accrue is 30. Messrs. Whitwam, Marohn, Hake, Fettig and Kerber had approximately 30, 34, 11, 16 and 7 years, respectively, of eligible service at December 31, 1997, and their covered compensation under the plans for 1997 was equal to the base salary and bonus set forth in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company are paid an annual fee of $24,000 and $1,000 for each Board and committee meeting attended ($1,500 if chairperson). A nonemployee director may elect to defer any portion of director compensation until he or she ceases to be a director, at which time payment is made in a lump sum or in monthly or quarterly installments. Interest on deferred amounts accrues quarterly at a rate equal to the prime rate in effect from time to time. Each director may elect to relinquish all or a portion of the annual fee, in which case the Company may at its sole discretion then make an award of up to $1 million to a charitable organization upon the director's death. Under the program, the election to relinquish compensation is irrevocable, and the Company may choose to make contributions in the director's name to as many as three charities. Each director may also elect to have a portion of the annual fee used to purchase term life insurance in excess of that described in the next paragraph.

Each nonemployee director, following retirement from the Board, receives a monthly retirement benefit of one-tenth of the annual director's fee in effect at the time of such retirement, for a period of months equal to such director's months of service (not to exceed 120). This benefit is paid in a lump sum or on a monthly or quarterly basis at the election of the director. The Company provides each nonemployee director who elects to participate with term life insurance while a director in an amount equal to one-tenth of the annual director's fee times the same number of months and a related income tax reimbursement payment. The Company also provides each nonemployee director with travel accident insurance of $1 million with the premiums paid by the Company, and directors are reimbursed for the related income tax. For evaluation purposes, appliances sold by the Company are made available to each nonemployee director for use at home, and the director receives an income tax reimbursement payment to compensate for any additional tax obligation. The cost to the Company of this arrangement in 1997 (based on distributor price of products and delivery, installation, and service charges) did not exceed $16,500 for any one nonemployee director or $33,200 for all nonemployee directors as a group.

The Company also has a Nonemployee Director Stock Ownership Plan. This plan provides, effective on the date of each annual stockholders meeting, for an automatic grant to each nonemployee director of 400 shares of common stock and an option to purchase 600 shares of common stock if the Company's earnings from continuing operations for the immediately preceding year increased by at least 10% over such earnings for the prior year. The exercise price under each option is the average fair market value (as defined) of the common stock for the third through fifth trading days after the public release of the Company's earnings for such prior year. Such options may be exercised for 20 years after issuance (except that they must be exercised within two years after ceasing to be a director and within one year after the death of the director). The exercise price may be paid in cash or common stock.

HUMAN RESOURCES COMMITTEE REPORT ON COMPENSATION AWARDS

The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for 1997:

Whirlpool Corporation is dedicated to global leadership and to delivering superior stockholder value. Whirlpool's executive compensation philosophy is designed to support the attainment of these objectives by attracting and retaining the best possible management talent and by motivating these employees to achieve business and financial goals which create value for stockholders in a manner consistent with Whirlpool's focus on five fundamental shared values: respect, integrity, teamwork, learning to lead, and the spirit of winning. The philosophy is centered around the following points:

  . Compensation should be incentive driven with both short and long-term focus;

  . More pay should be at risk than with the average company (i.e., lower base salaries with higher incentive rewards for outstanding performance);

  . Components of compensation should be tied to increasing stockholder value; and

  . Compensation should be tied to a balanced evaluation of corporate and individual performance measured against financial, customer, and employee related objectives--a "balanced scorecard" approach.

The Committee is responsible for the design, administration and effectiveness of the compensation plans for management employees, including senior executives.

SALARY

Salary levels and salary increase guidelines are based on competitive market reviews conducted with the assistance of outside consultants. Comparison companies are blue chip companies that are similar to the Company in a variety of respects, such as companies that compete with the Company; tend to have national and international business operations; or are similar in sales volumes, market capitalizations, employment levels, lines of business, and business organization and structure. This group of companies ("peer group") is used to define the market for each component of pay as well as total compensation. The peer group companies chosen for the competitive market review are not entirely the same as those that comprise the Standard & Poor's Household Furniture and Appliance Group shown in the Performance Graph because the Committee believes that the Company's most direct competitors for executive talent are not necessarily limited to the companies included in the published industry index. Base salary for Mr. Whitwam and other executive officers is targeted such that the midpoint of the salary range is approximately 90% of the base salaries of officers in the peer group companies. Base salary increases for the year ranged between 3.8% and 22% for the named executive officers. Mr. Whitwam received a 3.8% salary increase on January 1, 1997. The increases reflected both moves in market salaries as well as the executives' individual performance (as discussed below) against specific objectives. With respect to Mr. Whitwam's individual performance objectives during 1997, the Committee assessed his performance in the areas of leadership, managerial and organizational effectiveness, value creation, the Corporation's overall financial performance and executive talent development. On balance the Committee determined that Mr. Whitwam had exceeded his objectives in these areas.

ANNUAL INCENTIVE COMPENSATION

The Performance Excellence Plan ("PEP") provides all regular exempt and some non-exempt employees with an annual incentive designed to focus their attention on stockholder value creation, drive performance in support of this goal and other business goals, and reflect individual performance (except for designated executive officers) as measured against financial, customer, and employee related objectives. For 1997, target awards ranging from 5% to 100% of base salary were established by the Committee.

For 1997, corporate and regional performance measures were established for the following financial indicators: economic value added (EVA), earnings per share, cash flow, productivity, and net operating profit after taxes. The Committee established corporate and regional performance measures addressing customer results in the areas of quality, market share, customer satisfaction and trade partner satisfaction. The Committee also established corporate and regional measurements for employee results in the areas of training and development, diversity and the degree of success in building the Company's high performance culture. These performance measures were selected based on the Committee's belief that improving such measures correlates to increasing value to stockholders. The Committee has the discretion to adopt performance goals in place of or in addition to those disclosed above for 1997 or future years.

Achievement of individual financial and behavioral performance goals is also a factor in determining PEP payouts for all employees other than designated executive officers. For employees who are not executive officers, the maximum bonus using both the company and individual performance factors is 3.0 times incentive target.

Unlike other employees, individual performance cannot be recognized under PEP for designated executive officers except for purposes of reducing an award because of Section 162(m) of the Internal Revenue Code (discussed further at the end of this report). Because the Committee strongly believes that individual performance assessment has been and will continue to play a critical role in driving the Company's successful performance, the Committee adopted in 1994 the Executive Officer Bonus Plan ("EOBP") which provides the Committee with discretion to grant bonus payouts to designated executive officers in recognition of strong individual performance. In 1997, only Messrs. Whitwam, Marohn and Hake were designated as executive officers for purposes of PEP and eligible to participate in EOBP.

The PEP plan is designed to provide total direct compensation that is 10% above the mean of the peer group when the target level of stretch performance is achieved. The plans utilized for designated executive officers are designed to achieve the same compensation objective.

For Messrs. Whitwam, Marohn and Hake, a corporate performance target based on return on equity was established. Because the Company exceeded this financial performance target, these executive officers earned a PEP award for 1997 as set forth in the Summary Compensation Table based on the Committee's evaluation of the Company's performance measured against the financial, customer and employee objectives and the individual performance of the officer under the Committee's balanced scorecard approach. No awards were made under EOBP for 1997.

LONG-TERM INCENTIVES

Our long-term incentive programs are comprised of stock options, the Executive Stock Appreciation and Performance Program and the Career Stock Plan, pursuant to the Company's 1989 and 1996 Omnibus Stock and Incentive Plans. Grants under both the stock option and Executive Stock Appreciation and Performance programs are typically made each year. The long-term incentive programs are intended to provide rewards to executives only if significant additional value is created for stockholders over time. Further, these stock-based plans are designed to encourage a significant ownership interest in the Company, to help assure that the interests of the executives are closely aligned to those of other stockholders and to provide incentives for the executives to remain with the Company.

STOCK OPTIONS--Option grants in 1997 were made under the Company's 1996 Omnibus Stock and Incentive Plan and were based on our analysis of competitive award sizes, along with adjustments reflecting individual performance as evaluated by the Committee with respect to the Chief Executive Officer, and by the Chief Executive Officer as approved by the Committee with respect to the other four named executive officers. In making final awards, the Committee considered the optionee's scope of responsibility and opportunity to affect the Company's future success, strategic and operational goals, individual contributions and the number of options previously awarded and currently held. Grants were calculated based on the fair market value of stock at the time of grant.

Mr. Whitwam's 1997 option grant, as noted in the Summary Compensation Table, was made separately and at the sole discretion of the Committee primarily based on its competitiveness with the marketplace, but also taking into account the Committee's assessment of his individual performance.

EXECUTIVE STOCK APPRECIATION AND PERFORMANCE PROGRAM ("ESAP")--ESAP provides senior management with incentives to significantly improve the long-term performance of Whirlpool and increase stockholder value over time. The compensation opportunities under the Program are tied directly to the financial performance of Whirlpool over a preset period, normally from one to three years, beginning each January 1. In combination with other elements of compensation, award sizes are designed to provide competitive total compensation that exceeds the market by approximately 10% when stretch target performance is met. Payouts for grants made in 1997 are based on achieving certain corporate EVA, cost reduction, and employee high performance culture building targets over the performance periods. For 1997, three grants were made under this program from the Company's 1996 Omnibus Stock and Incentive Plan. One grant is for a one year cycle, one grant for a two year cycle, and one grant for a three year cycle. For the cycle that began January 1, 1997 and ended December 31, 1997, Whirlpool performance against the various targets was slightly above the target established at the beginning of the performance cycle. As a result, payouts for the 1997 ESAP awards were slightly above target.

The contingent shares granted to Messrs. Whitwam, Marohn and Hake in 1997 as disclosed in the Long-Term Incentive Plan Awards table were calculated based on the competitive objective for ESAP target award sizes. Under the one year grant, an award was earned by these officers based on the Company exceeding the EVA improvement financial target established for 1997. The final payout of this award is included in the column labeled "LTIP Payouts" in the Summary Compensation Table and is based on the Committee's evaluation of Company performance against the financial, customer and employee objectives established for the Company and the individual effort of each officer. The payout will be made in 1998.

CAREER STOCK PLAN--The Career Stock Plan (the "Plan") was established pursuant to the Company's 1989 Omnibus Stock and Incentive Plan. Under the Plan, one-time grants of phantom stock are awarded to select key executives as a means of retaining those executives and encouraging long-term employment. Recipients and award sizes are based on subjective determinations relating to a broad range of factors. The shares do not represent an equity interest in the Company, and no voting rights attach to the shares until and unless they are distributed to the participant. The value of a share of Career Stock on any given date is equal to the fair market value of a share of common stock on that date. Recipients of Career Stock will receive one share of common stock for each share of phantom stock on a one-for-one basis upon retirement after attaining the age of 60 and subject to certain non-competition provisions in the contract. Phantom career stock dividends are invested in additional phantom shares to be awarded in the same manner as the original awards. Neither Mr. Whitwam nor Mr. Marohn are participants in this program.

OWNERSHIP GUIDELINES

In 1995, management adopted, with the Committee's approval, stock ownership guidelines to support the objective of increasing the amount of stock owned by the most senior group of executives (approximately 100 individuals). The guidelines for stock ownership are based on an individual's level in the organization and range from seven times base salary for the CEO to one times base salary for other executives. Currently, ownership by Mr. Whitwam and the other executive officers exceeds their guidelines.

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

The Internal Revenue Code imposes a $1 million deduction limit on compensation paid to executives named in the compensation section of the proxy statements of public companies, subject to certain transition rules and exceptions for non-discretionary performance based plans approved by stockholders.

The Committee intends to preserve the tax deductibility of executive compensation to the extent practicable while focusing on consistency with its compensation policies, the needs of the Company and stockholder interests.

The Committee retains the discretion to reward strong individual performance of designated executive officers under the EOBP. The Committee believes this ability to exercise discretion is in the best interest of the Company and its stockholders and outweighs the need to qualify the EOBP so that amounts paid from this plan are exempt from the deductibility limits of Section 162(m). Accordingly, pay for individual performance under EOBP will generally not qualify under Section 162(m) and may not be fully deductible.

SUMMARY

We, the Human Resources Committee of Whirlpool, believe a strong link exists between executive pay and performance at Whirlpool.

  Mr. Robert A. Burnett (Chairman)
  Mr. Allan D. Gilmour
  Mr. Arnold G. Langbo
  Ms. Janice D. Stoney

PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of Standard & Poor's ("S&P") Composite 500 Stock Index and the cumulative total return of the S&P Household Furniture & Appliance Group Index for the years 1993 through 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    WHIRLPOOL CORPORATION, S&P 500 INDEX AND
                   S&P HOUSEHOLD FURNITURE & APPLIANCE GROUP

                                      LOGO


                 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
----------------------------------------------------------------------
  Whirlpool       100.00   152.06   117.55   127.67   114.83   138.84
----------------------------------------------------------------------
  S&P 500         100.00   110.03   111.53   153.30   188.40   251.17
----------------------------------------------------------------------
  S&P Household   100.00   143.91   117.59   143.24   132.57   194.83


Assumes $100 invested on December 31, 1992 in Whirlpool common stock, S&P 500 and S&P Household Furniture & Appliance Group.
--------
* Cumulative total return is measured by dividing: (1) the sum of (a) the cumulative amount of the dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between share price at the end and the beginning of the measurement period by (2) the share price at the beginning of the measurement period.

INFORMATION ABOUT THE 1998 OMNIBUS STOCK AND INCENTIVE PLAN

On February 17, 1998, the Board of Directors adopted, subject to stockholder approval, the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan (the "1998 Plan") to allow the Company to continue making stock-based awards as part of the Company's compensation. The 1998 Plan is intended to succeed the Whirlpool Corporation 1996 Omnibus Stock and Incentive Plan (the "1996

Plan") which has an insufficient number of issuable shares remaining to support the Company's compensation needs. The number of shares of common stock issuable under the 1998 Plan is 4,000,000. The 1998 Plan is generally consistent in substance with the 1996 Plan and continues to provide for incentive stock options, non-statutory stock options, stock appreciation rights and other awards.

The Board believes that, like the 1996 Plan, the 1998 Plan will successfully advance the Company's long-term financial success by permitting it to attract and retain outstanding executive talent and motivate superior performance by encouraging and providing a means for executives to obtain an ownership interest in the Company.

The affirmative vote of the holders of a majority of the shares of common stock present at the annual meeting of stockholders, in person or by proxy, is necessary for approval of the 1998 Plan. Unless such vote is received, the 1998 Plan will not become effective.

The complete text of the 1998 Plan is set forth in Exhibit A hereto. The following description of the 1998 Plan is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION AND ELIGIBILITY

The 1998 Plan will be administered by a committee (the "Committee") which shall consist of two or more directors designated by the Board of Directors of the Company. Each of these directors will be a nonemployee director as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule that may subsequently be in effect ("Rule 16b-3"). In addition, the Company presently intends for each of these directors to be an "outside director" within the meaning of Internal Revenue Code Section 162(m)(4)(C)(i) and the regulations promulgated thereunder. Since the Human Resources Committee currently satisfies such requirements, the Board intends to appoint the Human Resources Committee to administer the 1998 Plan. The 1998 Plan provides that the Company will fully indemnify members of the Committee against losses, costs, expenses and liabilities arising from actions taken or failure to act under the 1998 Plan. The Committee is authorized from time to time to grant awards under the 1998 Plan to such key employees (including executive officers) of the Company and its subsidiaries as the Committee, in its discretion, selects. The Committee is authorized to delegate any of its authority under the 1998 Plan to such persons, such as officers of the Company, as it thinks is appropriate. Shares awarded under the 1998 Plan will be made available from authorized but unissued common stock or from common stock held in the treasury.

During 1995, 1996 and 1997, the Company made awards to an average of 552 employees per year, covering an average of approximately 1,113,000 shares per year under its stock option plans. However, these awards are not necessarily indicative of the number of participants or the number of awards which might be made under the proposed 1998 Plan. Therefore, the Company cannot at this time identify the persons to whom awards will be granted, or would have been granted if the 1998 Plan had been in effect during 1997; nor can the Company state the form or value of any such awards.

The aggregate number of shares of the Company's common stock issuable under all awards under the 1998 Plan is 4,000,000. The maximum number of shares of common stock issuable pursuant to the exercise of stock options under the Plan is 3,750,000. The maximum number of shares of common stock issuable under restricted stock and restricted stock equivalent awards under the Plan is 1,000,000, and the maximum number of shares of common stock issuable under performance share or performance unit awards is 1,000,000. The maximum number of shares of common stock that a participant may receive upon exercise of all stock options and stock appreciation rights under the Plan is 600,000. The maximum number of shares of common stock that a participant may receive in any calendar year pursuant to performance awards, restricted stock awards and restricted stock equivalent awards is 300,000.

OPTIONS AND APPRECIATION RIGHTS

The 1998 Plan authorizes the Committee to grant to key employees options to purchase the Company's common stock which may be in the form of statutory stock options, including "incentive stock options" ("ISOs") or other types of tax-qualified options which may subsequently be authorized under the federal tax laws or in the form of non-statutory options. The exercise price of options granted under the 1998 Plan (subject to amendment as discussed herein under the caption "Terms of the 1998 Plan; Amendment and Adjustment") may not be less than 100% of the fair market value of such stock at the time the option is granted. Fair market value on any given date for this and other purposes of the 1998 Plan will be the mean between the highest and the lowest sale prices reported on the New York Stock Exchange Composite Transactions Table on such date or the last previous date reported (or, if not so reported, on any domestic stock exchange on which the Company's common stock is then listed); or, if the Company's common stock is not listed on a domestic stock exchange, the mean between the closing high bid and low asked prices thereof as reported by the Nasdaq Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or, if the foregoing do not apply, the fair value as determined in good faith by the Committee or the Board of Directors.

The 1998 Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, common stock of the Company (valued at its fair market value on the date of exercise and including stock received upon exercise of options or stock appreciation rights under any Company option plan) or a combination thereof. Accordingly, any optionee who owns any Company common stock may generally, by using stock in payment of the exercise price of an option, receive, in one transaction or a series of essentially simultaneous transactions, without any cash payment of the purchase price, (i) Company common stock equivalent in value to excess of the fair market value of the shares subject to exercised option rights over the purchase price specified for such shares in the option, plus (ii) a number of shares equal to that used to pay the purchase price. Cash received by the Company upon exercise of options will constitute general funds of the Company.

If a participant ceases to be an employee of the Company or its subsidiaries due to death, disability or retirement, or with the consent of the Committee, each outstanding option held by that participant which is then exercisable will remain exercisable for the period set forth in the option grant; provided that non-statutory options may be exercised up to one year after the death of a participant, despite any earlier expiration date set forth in the option grant. In all other cases, all options (whether or not then exercisable) will expire upon termination of a participant's employment.

The 1998 Plan also authorizes the Committee to grant appreciation rights to key employees (including executive officers). An appreciation right entitles the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Company's common stock at the time of exercise over (b) a price specified by the Committee which may not be less than 100% of the fair market value of the common stock at the time the appreciation right was granted (subject to amendment as discussed herein under the caption "Terms of the 1998 Plan, Amendment and Adjustment"). The Company will pay such amount to the holder in the form of the Company's common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as determined by the Committee.

Appreciation rights may be either unrelated to any option or an alternative to a previously or contemporaneously granted option. Appreciation rights granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of the Company's common stock on the date of exercise over the option price multiplied by the number of shares as to which such optionee is exercising the appreciation right. If an appreciation right is an alternative to an option, such option shall be deemed canceled to the extent that the appreciation right is exercised and the alternative appreciation right shall be deemed canceled to the extent that such option is exercised.

PERFORMANCE AWARDS

The 1998 Plan authorizes the Committee to grant performance awards to key employees in the form of either grants of performance shares (each performance share representing one share of the Company's common stock) or performance units representing an amount established by the Committee at the time of the award (which amount can be but does not have to be equal to the fair market value of one share of the Company's common stock). Performance awards are credited to a participant's performance account when awarded and are earned over a performance period (which shall not be less than six months) determined by the Committee at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ. At the time a performance award is made, the Committee will establish superior and satisfactory performance targets measuring the Company's performance over the performance period. The portion of the performance award earned by the participant will be determined by the Committee, based on the degree to which the superior performance target is achieved. No performance awards will be earned by the participant unless the satisfactory performance targets are met.

When earned, performance awards will be paid in a lump sum or installments in cash, common stock or a combination thereof as the Committee may determine. Participants may elect during the performance period to defer payments of performance awards. The Committee is authorized to determine yields for any deferred amounts and to establish a trust to hold any deferred amounts or portions thereof for the benefit of the participants.

If a participant ceases to be an employee of the Company or its subsidiaries during the performance period due to death, disability, retirement or with the consent of the Committee, the Committee may authorize payment of all or a portion of the amount the participant would have been paid if such participant had continued as an employee to the end of the performance period. In all other cases, all unearned performance awards will be forfeited.

RESTRICTED STOCK OR RESTRICTED STOCK EQUIVALENTS

The 1998 Plan authorizes the Committee to grant restricted common stock of the Company or restricted stock equivalents to key employees with such restriction periods as the Committee may designate at the time of the award; provided, however, that such restriction periods shall be at least one year for either time-based restrictions or performance-based restrictions. Stock certificates evidencing restricted shares will be held by the Company, and restricted shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restriction period for restricted shares. During the restriction period, the Committee generally will retain custody of any distributions (other than regular cash dividends) made or declared with respect to restricted shares. Other than these restrictions on transfer, the participant will have all the rights of a holder of such shares of restricted stock. In lieu of restricted stock the Committee may grant restricted stock equivalents. Each restricted stock equivalent would represent the right to receive an amount determined by the Committee at the time of the award, which value may be equal to the full monetary value of one share of common stock.

If a holder of restricted stock or restricted stock equivalent ceases to be employed by the Company or any subsidiary due to death, disability or with the consent of the Committee, the restrictions will lapse on a number of shares or share equivalents determined by the Committee, but not less than a pro rata number of shares or share equivalents based on the portion of the restriction period for which the participant remained an employee. In all other cases, all restricted shares or restricted stock equivalents will be forfeited to the Company.

LOANS

The Committee may provide in any option grant that the Company or one of its subsidiaries may make loans to finance the exercise of such option. The principal amount of any loan will not exceed the purchase price of the shares of common stock to be acquired upon exercise of any options plus the estimated or actual amount of taxes payable by the optionee as a result of such exercise. The Committee may establish other terms and conditions of any loan, such as the interest rates, maturity date and whether the loan will be secured or unsecured. Interest rates on such loans will be comparable to generally prevailing rates charged by unaffiliated lenders for loans of a similar nature and maturity.

TERMS OF GRANTS

The term of each stock option and appreciation right will be determined by the Committee on the award date. ISOs may be granted for terms of not more than ten years from the date of grant, and the term of non-statutory options will be determined by the Committee at the time of the award (subject to amendment as discussed herein under the caption "Terms of the 1998 Plan; Amendment and Adjustment").

Awards granted under the 1998 Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Committee may grant to participants awards that may be transferable (other than incentive stock awards) subject to terms and conditions established by the Committee.

Participants who leave the Company holding unexercised stock options or appreciation rights, unearned performance awards or shares of restricted stock may forfeit such awards if they fail to honor consulting or noncompetition obligations to the Company.

The 1998 Plan authorizes the Committee to grant awards to participants who are employees of foreign subsidiaries or foreign branches of the Company in alternative forms that approximate the benefits such participant would have received if the award were made in the forms described above.

AWARD CONTRACTS

All awards granted under the 1998 Plan will be evidenced by written agreements between the Company and the participant and may include such additional terms and conditions not inconsistent with the 1998 Plan as the Committee may specify.

The Board of Directors presently anticipates that the option and stock appreciation right forms to be used in granting options and appreciation rights under the 1998 Plan will be substantially the same as those currently approved for use under the 1996 Plan, subject to the Committee's right to change such forms at any time. Under the terms of the option and stock appreciation right forms currently in use under the 1996 Plan, options, in general, become exercisable in installments of 50% of the shares subject to the option one year after the date of grant and the final 50% after two years. However, such option forms provide for all installments of outstanding options to become exercisable in certain circumstances if (i) any person becomes a beneficial owner (including proxies to vote for the election of directors) of 25% or more of the voting power of the Company's outstanding stock or (ii) there is a solicitation of proxies which results in certain extraordinary transactions or events. In addition, under the terms of the 1996 Plan, a holder may not exercise options and appreciation rights after termination of employment with the Company or any of its subsidiaries for any reason other than death, disability or retirement, or with the consent of the Committee, in which case the holder's representative or the holder may exercise an option at any time prior to its expiration date.

TERMS OF THE 1998 PLAN; AMENDMENT AND ADJUSTMENT

No awards may be granted under the 1998 Plan after December 31, 2007. The 1998 Plan may be terminated by the Board of Directors of the Company or by the Committee at any time with respect to options and appreciation rights which have not been granted. In addition, the Board of Directors or the Committee may amend the 1998 Plan from time to time, without the authorization or approval of the Company's stockholders, but no amendment shall impair the rights of the holder of any award without such holder's consent. Any such amendment could increase the cost of the 1998 Plan to the Company.

However, neither the Board nor the Committee may amend the 1998 Plan without the approval of the Company's stockholders (to the extent such approval is required by law, agreement or the rules of any exchange upon which the Company's common stock is listed) to (i) materially increase the maximum amount of shares of common stock subject to the 1998 Plan (other than pursuant to adjustment provisions discussed below), (ii) materially modify the requirements as to eligibility for participation in the 1998 Plan, (iii) materially increase the benefits accruing to participants under the 1998 Plan or (iv) extend the term of the 1998 Plan.

The 1998 Plan provides that in the event of a stock dividend or stock split, or a combination or other increase or reduction in the number of issued shares of the Company's common stock, the Board of Directors or the Committee may, in order to prevent dilution or enlargement of rights under awards, make adjustments in the number and type of shares authorized by the 1998 Plan and covered by outstanding awards under the 1998 Plan. The Committee may provide in any award agreement that in the event of a merger, consolidation, reorganization, sale or exchange of substantially all assets or dissolution of the Company, any of which could involve a change in control of the Company as defined in the Company's Salaried Employees Retirement Plan, the rights under outstanding awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights under those agreements. However, the 1998 Plan does not permit the acceleration of benefits of elected officers (and other participants who may be designated by the Committee) in connection with certain change in control transactions (unless a majority of the disinterested directors approve of such accelerations) in which the officer receives securities of the successor entity which represent either (i) more than 0.5% of the successor's common stock and a greater percentage than the officer owned of the Company's common stock or (ii) a greater amount of successor securities per share of common stock owned by the officer than other stockholders of the Company will receive.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments.

ISOs. A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the shares of the Company's common stock on the date of exercise over the option exercise price is an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.

If an optionee holds the common stock acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the optionee's gain, if any, upon a subsequent disposition of such common stock , is taxed as capital gain. If an optionee disposes of common stock acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. The balance of the gain realized on such a disposition, if any, is capital gain depending on whether the common stock has been held for more than one year following exercise of the ISO.

Special rules apply for determining an optionee's tax basis in and holding period for common stock acquired upon the exercise of an ISO if the optionee pays the exercise price of the ISO in whole or in part with previously-owned shares of Company common stock. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an ISO and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee's tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee's tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee's holding period will begin on the date such share is transferred. Under proposed regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

The Company is not entitled to any deduction with respect to the grant or exercise of an ISO or the subsequent disposition by the optionee of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, the Company is entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee's compensation income.

Non-statutory Stock Options. A participant who is granted a non-statutory stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the shares of Company common stock received on the date of exercise. This income is subject to income and employment tax withholding. The Company is entitled to an income tax deduction corresponding to the compensation income recognized by the optionee.

When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's basis in the stock sold. The Company will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee's tax basis in the common stock received equals the stock's fair market value on the exercise date, and the optionee's holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned shares of common stock, then the optionee's tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee's basis in and holding period for the previously-owned shares will carry over to the newly-acquired share's on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will equal the share's value on the exercise date, and the optionee's holding period will begin on the day after the exercise date.

Tax Treatment of Capital Gains. The maximum federal income tax rate applied to capital gains realized on a taxable disposition of common stock held by a participant as a capital asset will be (i) 20% if such common stock is held by the participant for more than 18 months, (ii) 28% if such common stock is held by the participant for more than 12 months but not more than 18 months and
(iii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if such common stock is held by the participant for no more than 12 months.

Appreciation Rights. A participant who is granted an appreciation right recognizes no income upon grant of the appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Company common stock received. This income is subject to withholding. The Company is entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

Performance Awards. The grant of a performance award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Company common stock received as payment in respect of a performance award will constitute ordinary income to the participant. The participant's income is subject to income and employment tax withholding. The Company will be entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

Restricted Stock. Restricted stock is subject to "a substantial risk of forfeiture" within the meaning of Section 83 of the Code. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of common stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within thirty days of the date such restricted stock is granted.

However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) Election, any dividends paid on common stock subject to the restrictions is compensation income to the participant and compensation expense to the Company. Any compensation income a participant recognizes from a grant of restricted stock is subject to income and employment tax withholding. The Company is entitled to an income tax deduction for any compensation income taxed to the participant.

Payment of Withholding Taxes. The Company shall have the power to withhold, or require a participant to remit to the Company an amount sufficient to satisfy, any Federal, state, local or foreign withholding tax requirements on any grant or exercise made pursuant to the 1998 Plan. However, to the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of common stock previously owned by the participant or directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

The Board of Directors recommends a vote FOR approval of the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan appearing at Item 2 on the accompanying proxy form.

MISCELLANEOUS

The expenses of this proxy solicitation will be paid by the Company. The Company expects to pay fees of approximately $9,000, plus certain expenses, for assistance by Georgeson & Company Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers and employees of the Company and by Georgeson & Company Inc. personally and by mail, telegraph, telephone or other electronic means.

If any nominee named herein for election as a director is not available to serve, the accompanying proxy may be voted for a substitute person. The Company expects all nominees to be available and knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of meeting. If, however, any other matter properly comes before the meeting, it is intended that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

AUDITORS

Representatives of Ernst & Young LLP, the Company's auditors, are expected to be present at the Annual Meeting to respond to questions and may make a statement if they so desire.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the annual meeting of stockholders in 1999 must be received by the Company by November 18, 1998 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting.

                                                                      EXHIBIT A

                             WHIRLPOOL CORPORATION

                     1998 OMNIBUS STOCK AND INCENTIVE PLAN

                                   ARTICLE 1

                                    GENERAL

1.1 PURPOSE

Whirlpool Corporation, a Delaware corporation (the "Corporation"), hereby adopts, subject to stockholder approval, this plan which shall be known as the WHIRLPOOL CORPORATION 1998 OMNIBUS STOCK AND INCENTIVE PLAN (the "Plan"). The Corporation and its Subsidiaries are severally and collectively referred to hereinafter as the "Company." The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by: (a) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Company;
(d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (e) enabling executives to participate in the long-term growth and financial success of the Company.

1.2 ADMINISTRATION

(a) The Plan shall be administered by the Human Resources Committee of the Board of Directors of the Corporation or such other committee of directors as is designated by the Board of Directors of the Corporation (the "Committee"), which shall consist of two or more members. Each member shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and shall be an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select from the regular full-time employees of the Company those who shall participate in the Plan (a "Participant" or "Participants"); (ii) make awards in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder; and (vi) make all other determinations and take all other actions deemed necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

(c) All expenses associated with the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(d) The Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

1.3 SELECTION FOR PARTICIPATION

Participants shall be selected by the Committee from the employees who occupy responsible managerial or professional positions and who have the capacity to contribute to the success of the

Company. In making this selection and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee; the employee's past, present and potential contributions to the Company's profitability and sound growth; the value of the employee's services to the Company; and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

1.4 TYPES OF AWARDS UNDER PLAN

Awards under the Plan may be in the form of any one or more of the following:
(a) Statutory Stock Options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options") and Stock Appreciation Rights ("SARs") as described in Article II; (b) Performance Units and Performance Shares ("Performance Units" and "Performance Shares") as described in Article III; and (c) Restricted Stock and Restricted Stock Equivalents ("Restricted Stock" and "Restricted Stock Equivalents") as described in
Article IV (collectively, "Awards").

1.5 SHARES SUBJECT TO THE PLAN

Shares of stock covered by Awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, $1.00 par value per share, or such other shares as may be substituted pursuant to Section 6.2 ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 4 million shares (subject to adjustment pursuant to Section 6.2). The maximum number of shares of Common Stock which may be issued pursuant to the exercise of Options awarded under the Plan shall be 3,750,000 shares (subject to adjustment pursuant to Section 6.2). Any shares of Common Stock subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for Awards under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Restricted Stock and Restricted Stock Equivalent awards shall be 1,000,000 shares, and the maximum number of shares of Common Stock which may be issued pursuant to Performance Share and Performance Unit awards shall be 1,000,000 (subject to adjustment pursuant to Section 6.2) or the cash equivalent thereof. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

1.6 MAXIMUM AWARDS PER PARTICIPANT

(a) The aggregate number of shares of Common Stock that a Participant may receive upon exercise of all of the Options and SARs awarded to such Participant under the Plan (including those already exercised by the Participant) shall not exceed 600,000 shares or the cash equivalent thereof.

(b) The aggregate number of (i) all Performance Units and Performance Shares and (ii) all shares of Restricted Stock and Restricted Stock Equivalents awarded to a Participant in any calendar year shall not exceed the equivalent of 300,000 shares or the cash equivalent thereof.

                                  ARTICLE II

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 AWARD OF STOCK OPTIONS

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Stock.

2.2 STOCK OPTION AGREEMENTS

The award of an Option shall be evidenced by a signed written agreement (a "Stock Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3 OPTION PRICE

The purchase price of Common Stock under each Option (the "Option Price") shall be the Fair Market Value of the Common Stock on the date the Option is awarded.

2.4 EXERCISE AND TERM OF OPTIONS

(a) Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that no such Option shall be exercisable within the first twelve months of its term. Each Option that is intended to qualify as an ISO pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

(b) The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise; provided, however, that such Option Price may be paid within six business days of the time of exercise, if the Participant instructs the Corporation to sell shares delivered on exercise as the Participant's agent pursuant to a "cashless exercise" program or other similar program established by the Committee. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Stock already owned by that Participant, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock. The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5 LIMITATIONS ON ISOS

Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

(b) Any ISO authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

(c) All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

(d) Unless sooner exercised, terminated or canceled, all ISOs shall expire no later than ten years after the date of grant.

2.6 TERMINATION OF EMPLOYMENT

In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. If the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

2.7 AWARD OF STOCK APPRECIATION RIGHTS

(a) General. A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Option); (ii) with respect to any stock option currently outstanding under other incentive plans of the Corporation (as to all or any portion of the shares subject to the stock option), on terms established by the Committee; or
(iii) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section.

(b) Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 6.2. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

(c) Duration. The term of each SAR shall be determined by the Committee but in no event shall a SAR be exercisable during the first year of its term. Subject to the foregoing, unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable.

(d) Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder a certificate for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled. No SAR granted to an Officer may be exercised in whole or in part for cash except during the period described in Section 6.3(c)(ii)(1) hereof.

(e) Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

  (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a stock option, the purchase price of a share of Common Stock under the stock option or (B) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, provided, however, such amount is at least equal to the Fair Market Value of the Common Stock on the date the SAR is awarded, (subject to adjustment under Section 6.2)); by

  (ii) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

(f) Agreement. SARs awarded under the Plan shall be evidenced by either a Stock Option Agreement or a separate signed written agreement between the Company and a Participant.

                                  ARTICLE III

                         PERFORMANCE SHARES AND UNITS

3.1 AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may award to any Participant Performance Shares and Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Stock. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock.

3.2 PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS

Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

3.3 ESTABLISHMENT OF PERFORMANCE ACCOUNTS

At the time of award, the Company shall establish an account (a "Performance Account") for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

3.4 PERFORMANCE PERIOD AND TARGETS

(a) The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award; provided, however, that in no event will the performance period be less than one year (the "Performance Period"). There may be more than one award in existence at any one time and Performance Periods may differ.

(b) The Committee shall set performance targets relating to Performance Units and Performance Shares which shall be based on one or more of the following performance measures: stock price, market share, increase in sales, earnings per share, return on equity, cost reductions, economic value added, or any other performance measure the Committee deems appropriate. With respect to any awards the Committee intends to qualify for the performance based exception under Code Section 162(m), performance targets shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the Performance Period with respect to which the award of Performance Units or Performance Shares is made and (ii) the date as of which twenty-five percent (25%) of such Performance Period has elapsed. At the time of setting performance targets, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5 PAYMENT RESPECTING PERFORMANCE AWARDS

(a) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the related written agreement or otherwise when, if, and to the extent the Committee determines to make such payment. All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period.

(b) The Participant may elect to defer any payment respecting a Performance Award pursuant to Article V hereof.

(c) Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Stock or in a combination thereof as the Committee may determine.

3.6 TERMINATION OF EMPLOYMENT

If the Participant ceases to be an employee before the end of any Performance Period with the consent of the Committee or upon the Participant's death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or the Participant's legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period. If a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.

                                  ARTICLE IV

               RESTRICTED STOCK AND RESTRICTED STOCK EQUIVALENTS

4.1 AWARD OF RESTRICTED STOCK

The Committee may award to any Participant shares of Common Stock, subject to this Article IV and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Stock"). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

4.2 RESTRICTED STOCK AGREEMENT

Shares of Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

4.3 RESTRICTION PERIOD

At the time of award there shall be established for each Participant, subject to Paragraph 4.6, a restriction period (the "Restriction Period") which shall lapse (a) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (b) upon the achievement of performance goals within certain time limitations ("Performance/Time Goal") as shall be determined by the Committee; provided that such Time Goal shall last at least until the third year anniversary of the date of the award or the Performance/Time Goal shall last at least until the first year anniversary of the date of the award. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Stock shall have all the rights of a holder of Common Stock. With respect to shares of Restricted Stock which are issued subject to a Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 at the expiration of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Performance/Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 upon the achievement of the performance goal on or before the close of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Performance/Time Goal which fail to meet the goal before the end of the restriction period, all such shares shall be forfeited, and the Company shall have the right to complete a blank stock power in order to return such shares to the Company.

4.4 TERMINATION OF EMPLOYMENT

(a) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Time Goal, the restrictions imposed under this Article IV shall lapse with respect to such number of those shares subject to a Time Goal as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period, multiplied by (b) the number of shares of Restricted Stock subject to a Time Goal; provided, however, that notwithstanding the foregoing, no restrictions shall lapse if the Participant ceases to be an employee prior to the three year anniversary of the date upon which the award was granted.

(b) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Performance/Time Goal, the restrictions imposed under this
Article IV shall lapse upon the achievement of the Performance/Time Goal within two years of the Participant's termination of employment with respect to such number of those shares subject to a Performance/Time Goal as shall be determined by the Committee, but, in no event, less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock subject to a Performance/Time Goal to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of award of the Restricted Stock subject to a Performance/Time Goal to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (b) the number of shares of Restricted Stock subject to a Performance/Time Goal; provided, however, that notwithstanding the foregoing, no restrictions shall lapse if the Participant ceases to be an employee prior to the first year anniversary of the date upon which the award was granted.

(c) In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Stock theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power.

4.5 AWARD OF RESTRICTED STOCK EQUIVALENTS

  In lieu of or in addition to the foregoing Restricted Stock Awards, the Committee may award to any Participant restricted stock equivalents, subject to the terms and conditions of Paragraphs 4.2, 4.3, and 4.4 of this Article IV being applied to such awards as if those awards were for Restricted Stock and subject to such other terms and conditions as the Committee may prescribe ("Restricted Stock Equivalents"). Each Restricted Stock Equivalent shall represent the right of the Participant to receive an amount determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock. Payment for Restricted Stock Equivalents may be made in a lump sum or installments, in cash, Common Stock or in a combination thereof as the Committee may determine.

                                   ARTICLE V

                             DEFERRAL OF PAYMENTS

5.1 ELECTION TO DEFER

A Participant may elect, with the consent of the Committee, no later than December 31 of the last full calendar year of the Performance Period, to defer all or a portion of the Participant's Performance Award within deferral limits established by the Committee, and the Committee may permit or require the deferral of any other Award payment, subject to such rules and procedures as it may establish (the "Deferred Amount"). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. All Deferred Amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the Fair Market Value of the Common Stock and dividends thereon) as the Committee may from time to time establish.

5.2 DEFERRAL PERIOD

The Participant may, with the consent of the Committee, elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payments of any amounts hereunder shall be made to the Participant's designated beneficiary (pursuant to Section 6.13) or estate (in the absence of a designated beneficiary) in the manner elected by the Participant or (in the event the Participant made no election) in the manner determined by the Committee. The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

5.3 PARTICIPANT REPORTS

Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

5.4 PAYMENT OF DEFERRED AMOUNTS

Unless otherwise agreed by the Company and the Participant, payment of Deferred Amounts may be in cash, Common Stock or partly in cash and partly in Common Stock, as the Committee shall determine.

5.5 ESTABLISHMENT OF TRUST

The Committee, in its sole discretion, may establish a trust to hold Deferred Amounts or any portion thereof for the benefit of Participants.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

6.1 NON-TRANSFERABILITY

Except as provided below, no Award under the Plan (including any Deferred Amount), and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable subject to such terms and conditions as the Committee may impose. Any transfer contrary to this Section 6.1 will nullify the Award.

6.2 ADJUSTMENTS UPON CERTAIN CHANGES:

In the event of a stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Common Stock, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under Awards (including any Deferred Amounts), make such adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of the Plan to the contrary, provide in the agreement evidencing any Award (including Deferred Amounts) or, prior to any change in control as defined in the Whirlpool Corporation Salaried Employees Retirement Plan ("Change in Control"), provide through unilateral action of the Committee for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder, to provide for substitute consideration thereunder or to provide for acceleration of benefits thereunder in the event of a Change in Control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spin-off or similar transaction by the Company; provided, however, that no such provision shall require such acceleration of benefits in connection with a Change in Control as to any Award (including Deferred Amounts) held by either (a) a Participant who is an elected officer of the Company immediately prior to the transaction or series of transactions in which the Change in Control (the "Transaction") is to occur or (b) any other Participant who is designated by the Committee at the time the Award is made or subsequently thereto and, in either such case, who will hold an "Excess Equity Interest" in the Company, its successor or any of its affiliates after such Change in Control, unless a majority of the disinterested members of the Board of Directors approves such acceleration prior to the Change in Control. An "Excess Equity Interest" means that (i) the percentage interest in the Common Stock and similar securities of the Company, its successor, or any of its affiliates to be beneficially owned by the Participant after the Change in Control ("Post-Change Securities") will exceed the sum of (A) one-half of one percent (0.5%) and (B) the percentage interest in the Common Stock of the Company beneficially owned by the Participant immediately prior to the Transaction, such percentages to be determined on a fully-diluted basis, or
(ii) the Participant will receive in connection with the Change in Control (in exchange for his Common Stock, as compensation and otherwise) a greater amount of Post-Change Securities, per share of Common Stock of the Company beneficially owned by him (including shares which may be acquired under stock options) immediately prior to the Transaction than stockholders of the Company who are not employed by the Company will have the right to receive, per share of Common Stock held by such stockholders.

6.3 TAX WITHHOLDING

(a) The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

(b) Subject to the consent of the Committee, due to (i) the exercise of a NSO,
(ii) lapse of restrictions on a Restricted Stock Award or (iii) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Stock received pursuant to (i), (ii) or (iii), or (C) deliver back to the Company pursuant to (i), (ii) or (iii) previously-acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

6.4 CONDITIONS ON AWARDS

In the event that the employment of a Participant holding any unexercised Option or SAR, any unearned Performance Award, any unearned shares of Restricted Stock or any unearned Restricted Stock Equivalents shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or any such Performance Award, share of Restricted Stock or Restricted Stock Equivalent is earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, Performance Award, shares of Restricted Stock or Restricted Stock Equivalents held as on the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

6.5 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, (i) except as provided in Section 6.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Participants under outstanding Options, SARs, Performance Awards, awards of Restricted Stock or Restricted Stock Equivalents, Performance Accounts or Deferred Amounts without the consent of the Participants affected thereby.

6.6 FOREIGN ALTERNATIVES

Notwithstanding the other provisions of the Plan, in the case of any Award (including any Deferred Amount) to any Participant who is an employee of a foreign Subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by shares of Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Stock Equivalents"). The Stock Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

6.7 DEFINITIONS AND OTHER GENERAL PROVISIONS

(a) The terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the pension plan or other similar plan or program of the Company applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Stock on any given date means (i) the mean of the high and low sales prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (ii) if the Common Stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Common Stock as reported by the Nasdaq Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; of (iii) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or
(ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Directors or the Committee.

(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 20% of the voting power in one of the other corporations in such chain.

(d) The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees.

6.8 NON-UNIFORM DETERMINATIONS

The Committee's determinations under the Plan, including without limitation,
(a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such Awards and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

6.9 SUSPENSIONS, LEAVES OF ABSENCE, AND TRANSFERS

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee and
(b) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

6.10 LISTING, REGISTRATION, AND LEGAL COMPLIANCE

Each Award (including Deferred Amounts) shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any shares of Common Stock or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Award may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of Officers and other persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award (including Deferred Amounts) which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.11 LOANS

The Committee may provide for the Company to make loans to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of the exercise or payment of any Option and may prescribe, or may empower the Company to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan; provided, however, that notwithstanding the foregoing, all loans made pursuant to this provision shall include an interest rate on the outstanding balance of the loan at a rate of at least the then prevailing rate the Company would be charged by an unaffiliated lender for a loan of a similar nature and maturity.

6.12 INDEMNIFICATION

Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

6.13 BENEFICIARY DESIGNATION

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

6.14 RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue the Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

6.15 REQUIREMENTS OF LAW, GOVERNING LAW

The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware. The provisions of the Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

6.16 EFFECTIVE DATE

The Plan shall, subject to the approval of the holders of a majority of the shares of Common Stock present at the 1998 annual meeting of the Corporation's stockholders, be deemed effective as of January 1, 1998. No awards of Options, SARs, Performance Units, Performance Shares or shares of Restricted Stock or Restricted Stock Equivalents shall be made hereunder after December 31, 2007.

 It is important that your stock be represented so that the presence of a quorum at the meeting may be assured. Accordingly, whether or not you expect to attend in person, please sign and date the enclosed proxy and mail it PROMPTLY in the enclosed envelope. Your postage is prepaid if mailed in the United States.

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                                     PROXY

                             WHIRLPOOL CORPORATION
                             ADMINISTRATIVE CENTER
                                 2000 N. M-63
                      BENTON HARBOR, MICHIGAN 49022-2692

The undersigned hereby appoints David R. Whitwam, William D. Marohn and Daniel
F. Hopp, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Whirlpool Corporation which the un-dersigned is entitled to vote, at the annual meeting of stockholders to be held on April 28, 1998 and at any adjournment thereof, with all the powers the un-dersigned would possess if present, with respect to the election of directors, the approval of the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan, and such other business as may properly come before this meeting.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS MAY BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW, FOR A PROPOSAL TO ADOPT THE WHIRLPOOL CORPORATION 1998 OMNIBUS STOCK AND INCEN-TIVE PLAN, AND IN THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROP-ERLY COME BEFORE THE MEETING. PLEASE VOTE, SIGN, AND DATE THIS PROXY ON THE RE-VERSE SIDE OF THIS CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Election of Directors, Nominees:
     Robert A. Burnett, Herman Cain, Allan D. Gilmour,
     Janice D. Stoney and David R. Whitwam

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

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                           . FOLD AND DETACH HERE .

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[X] Please mark your votes as in this example.                              2679

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3.

1. Election of Directors
      (see reverse)

   FOR   WITHHELD
   [_]     [_]

   For, except vote withheld from the following nominee(s):

   -----------------------------------------------------------------------------

2. To approve the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan.

   FOR   AGAINST   ABSTAIN
   [_]     [_]       [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   FOR   AGAINST   ABSTAIN
   [_]     [_]       [_]

  Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate capacity in which they are signing.

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 SIGNATURE(S)                                   DATE

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                           . FOLD AND DETACH HERE .